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                                                                    Exhibit 2(p)

                Cohen & Steers Worldwide Realty Income Fund, Inc.
                                757 Third Avenue
                            New York, New York 10017


                                                   February 18, 2005

Cohen & Steers Capital Management, Inc.
757 Third Avenue
New York, New York 10017

Dear Sirs:

         Cohen & Steers Worldwide Realty Income Fund, Inc. (the "Fund") hereby accepts your offer to purchase 5,250 shares at a price of $19.10 per share for an aggregate purchase price of $100,275. This agreement is subject to the understanding that you have no present intention of selling or redeeming the shares so acquired.

                                           Sincerely,

                                           Cohen & Steers Worldwide
                                           Realty Income Fund, Inc.



                                           By:    /s/ Robert H. Steers
                                              -----------------------------


Accepted:

Cohen & Steers Capital Management, Inc.



By:      /s/ Martin Cohen
   -----------------------------